Exhibit 5.1




                       [CRAVATH, SWAINE & MOORE LETTERHEAD]



                                                                 June 25, 1996



Ladies and Gentlemen:

          Reference is made to the initial public offering by FactSet Research Systems Inc., a Delaware corporation (the "Company"), of up to 3,593,750 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement"). The Shares include 468,000 shares which are subject to an over-allotment option granted by the selling stockholders (the "Selling Stockholders") to the Underwriters named in the Registration Statement.

          As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation, as amended; (b) the By-Laws of the Company, as amended; (c) various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares; and (d) a specimen certificate representing the Shares.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully-paid, non-assessable and not subject to any preemptive or similar rights.

          We are furnishing this opinion solely for the benefit of the Company. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

          We consent to the use of this opinion as an Exhibit to the Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                Very truly yours,



FactSet Research Systems Inc.
   One Greenwich Plaza
      Greenwich, Connecticut 06830